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Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2002 (the "Report") by Schlotzsky's, Inc. ("Registrant"), the undersigned hereby certifies that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ JOHN C. WOOLEY Name: John C. Wooley Title: President and Chief Executive Officer Date: March 31, 2003

A signed original of this written statement required by Section 906 has been provided to Schlotzsky's, Inc. and will be retained by Schlotzsky's, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002